Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RLX7	FACE AMOUNT: $________
REGISTERED NO. __

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Securities Linked to the Dow Jones – UBS Commodity IndexSM

due October 23, 2014

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be October 23, 2014. If no Market Disruption Event (as defined below) occurs or is continuing with respect to the Index (as defined below) on the scheduled Calculation Day (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If a Market Disruption Event occurs or is continuing with respect to the Index on the scheduled Calculation Day, the “Stated Maturity Date” shall be the later of (i) three Business Days (as defined below) after the Ending Level (as defined below) is determined and (ii) the Initial Stated Maturity Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Redemption Amount

The “Redemption Amount” of this Security will equal:

•	If the Ending Level is greater than the Starting Level, the lesser of:

(i)	the Face Amount plus:

(ii)	the Capped Value;

•	If the Ending Level is less than or equal to the Starting Level, but greater than or equal to the Threshold Level, the Face Amount; or

•	If the Ending Level is less than the Threshold Level: the Face Amount minus:

“Index” shall mean the Dow Jones – UBS Commodity IndexSM.

The “Pricing Date” shall mean October 18, 2012.

The “Starting Level” is 147.6420, the Closing Level of the Index on the Pricing Date.

The “Threshold Level” is 132.8778, which is equal to 90% of the Starting Level.

The “Ending Level” will be the Closing Level of the Index on the Calculation Day, subject to the provisions of “Market Disruption Events—Ending Level Market Disruption.”

The “Closing Level” of the Index on any Trading Day is generally the last reported level of the Index at approximately 5:00 p.m., New York City time.

The “Capped Value” is 114.4% of the Face Amount of this Security.

The “Participation Rate” is 200%.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

A “Trading Day” with respect to the Index means a day, as determined by the Calculation Agent, on which the Closing Level of the Index is scheduled to be published.

The “Calculation Day” shall be October 20, 2014 or, if such day is not a Trading Day, the next succeeding Trading Day.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of May 29, 2012 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Ending Level and the Redemption Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Discontinuance Of The Index; Alteration Of Method Of Calculation

If at any time S&P Dow Jones Indices LLC and UBS Securities LLC (each, an “Index Sponsor”) makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index so that the Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on the date that the Closing Level of the Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a commodity index comparable to the Index as if those changes or modifications had not been made, and calculate the level of the Index with reference to such commodity index, as so adjusted. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

If the Index Sponsor discontinues publication of the Index, and the Index Sponsor or another entity publishes a successor or substitute commodity index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a “Successor Commodity Index“), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Commodity Index as calculated by the relevant index sponsor or any other entity and calculate the Ending Level as described above. Upon any selection by the Calculation Agent of a Successor Commodity Index, the Company will cause notice to be given to the Holder of this Security.

In the event that the Index Sponsor discontinues publication of the Index and the Calculation Agent does not select a Successor Commodity Index, the Calculation Agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Commodity Index is selected or the Calculation Agent calculates a level as a substitute for the Index, the Successor Commodity Index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

Market Disruption Events

A “Market Disruption Event“ means, with respect to the Index, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)	The failure of the Sponsors of the Index to announce or publish the Closing Level of the Index (or the closing level of any Successor Commodity Index, if applicable) or the temporary discontinuance or unavailability of the Index. A discontinuance of publication of the Index shall not constitute a Market Disruption Event with respect to the Index if the Calculation Agent shall have selected a Successor Commodity Index as set forth above under “Discontinuance Of The Index; Alteration Of Method Of Calculation.”

(B)	The material suspension of, or material limitation imposed on, trading in any Designated Contract included in the Index on the Relevant Exchange for such Designated Contract. The “Relevant Exchange” for a Designated Contract means the primary exchange or market of trading for such Designated Contract.

(C)	The failure by the Relevant Exchange, trading facility or other price source to announce or publish the Settlement Price for any Designated Contract included in the Index.

(D)	The Settlement Price published by the Relevant Exchange, trading facility or other price source for any Designated Contract included in the Index is a “limit price,” which means that the Settlement Price for such contract for a day has increased or decreased from the previous day’s Settlement Price by the maximum amount permitted under applicable rules.

Ending Level Market Disruption

If a Market Disruption Event occurs or is continuing on the Calculation Day with respect to the Index, the Calculation Agent will establish the Closing Level for the Index for the Calculation Day using (A) for each Designated Contract included in the Index that did not suffer a Market Disruption Event on such date, the exchange published Settlement Price on that date of each such Designated Contract, and (B) for each Designated Contract included in the Index which did suffer a Market Disruption Event on such date, the exchange published Settlement Price of that Designated Contract on the next Trading Day on which no Market Disruption Event occurs with respect to such Designated Contract; provided, however, if a Market Disruption Event occurs with respect to a Designated Contract on each of the five Trading Days following such Calculation Day, then the Calculation Agent will determine the Closing Level of the Index for such Calculation Day using a Settlement Price for such Designated Contract subject to a Market Disruption Event based upon its good faith estimate of the Settlement Price on that fifth

Trading Day. The Calculation Agent shall determine the Closing Level by reference to the exchange published Settlement Prices or other prices determined as set forth above, using the then-current method for calculating the Index. The exchange on which a Designated Contract included in the Index is traded for purposes of the foregoing provision means the exchange used to value such Designated Contract for the calculation of the Index.

As used in this Security:

(1)	a “Designated Contract” refers to a futures contract included in the Index; and

(2)	“Settlement Price“ means, for each Designated Contract, the official settlement price for such Designated Contract as published by the futures exchange on which such Designated Contract trades.

Calculation Agent

The Calculation Agent will determine the Ending Level and the Redemption Amount. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of the Index under the circumstances described in this Security, (ii) if publication of the Index is discontinued, select a Successor Commodity Index or, if no Successor Commodity Index is available, determine the Closing Level of the Index under the circumstances described in this Security, and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security. All percentages and other amounts resulting from any calculation with respect to this Security will be rounded at the Calculation Agent’s discretion.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a pre paid derivative contract in respect of the Index.

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to October 23, 2014. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof calculated as provided herein as though the date of acceleration was the Calculation Day.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Securities Linked to the Dow Jones – UBS Commodity IndexSM

due October 23, 2014

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Redemption Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                         attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.